EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Ecology Corporation 401(k) Savings and Retirement Plan and Trust of our report dated June 4, 2004 with respect to the 2003 and 2002 financial statements of the American Ecology Corporation 401(k) Savings and Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/  Moss  Adams  LLP

Seattle, Washington
June 25, 2004


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